Exhibit - 5.2

INTERNAL REVENUE SERVICE P. O. BOX 2508 CINCINNATI, OH 45201	DEPARTMENT OF THE TREASURY
Date: October 08, 2003	Employer Identification Number: 04-2297459
TYCO INTERNATIONAL INC C/O KRISTINA HANSEN WARDWELL GOODWIN PROCTER LLP EXCHANGE PL FLR 21 BOSTON, MA 02109-0000	DLN: 17007168002013 Person to Contact: MICHAEL EDWARDS ID# 11626 Contact Telephone Number: (877) 829-5500 Plan Name: TYCO INTERNATIONAL INC RETIREMENT SAVINGS AND INVESTMENT PLAN III Plan Number: 032

Dear Applicant:

We have made a favorable determination on the plan identified above based on the information you have supplied.  Please keep this letter, the application forms submitted to request this letter and all correspondence with the Internal Revenue Service regarding your application for a determination letter in your permanent records.  You must retain this information to preserve your reliance on this letter.

Continued qualification of the plan under its present form will depend on its effect in operation.  See section 1.401-1(b)(3) of the Income Tax Regulations.  We will review the status of the plan in operation periodically.

The enclosed Publication 794 explains the significance and the scope of this favorable determination letter based on the determination requests selected on your application forms.  Publication 794 describes the information that must be retained to have reliance on this favorable determination letter.  The publication also provide examples of the effect of a plan’s operation on its qualified status and discusses the reporting requirements for qualified plans.  Please read Publication 794.

This letter relates only to the status of your plan under the Internal Revenue Code.  It is not a determination regarding the effect of other federal or local statutes.

This determination letter is applicable for the amendment(s) executed on 12-31-02.

This determination letter is also applicable for the amendment(s) dated on 03-26-03.

This determination letter is applicable for the plan adopted on 11-08-02.

This letter considers the changes in qualification requirements made by the Uruguay Round Agreements Act, Pub. L.
103-465, the Small Business Job Protection Act of 1996, Pub. L. 104-188, the Uniformed Services Employment and Reemployment Rights Act of 1994, Pub. L. 103-353, the Taxpayer Relief Act of 1997, Pub. L. 105-34, the Internal Revenue Service Restructuring and Reform Act of 1998, Pub. L. 105-206, and the Community Renewal Tax Relief Act of 2000, Pub. L. 106-554.

This letter may not be relied on with respect to whether the plan satisfies the requirements of section 401(a) of the Code, as amended by the Economic Growth and Tax Relief Reconciliation Act of 2001, Pub. L. 107-16.

The requirement for employee benefits plans to file summary plan descriptions (SPD) with the U.S. Department of Labor was eliminated effective August 5, 1997.  For more details, call 1-800-998-7542 for a free copy of the SPD card.

We have sent a copy of this letter to your representative as indicated in the power of attorney.

If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

Sincerely yours,

/s/ Paul T. Shultz
Paul T. Shultz
Director,
Employee Plans Rulings & Agreements

Enclosures:

Publication 794

INTERNAL REVENUE SERVICE P. O. BOX 2508 CINCINNATI, OH 45201	DEPARTMENT OF THE TREASURY
Date: October 08, 2003	Employer Identification Number: 04-2297459
TYCO INTERNATIONAL INC ONE TOWN CENTER RD BOCA RATON, FL 33486-1010	DLN: 17007168002003 Person to Contact: MICHAEL EDWARDS ID# 11626 Contact Telephone Number: (877) 829-5500 Plan Name: TYCO INTERNATIONAL INC RETIREMENT SAVINGS AND INVESTMENT PLAN IV Plan Number: 035

Dear Applicant:

We have made a favorable determination on the plan identified above based on the information you have supplied.  Please keep this letter, the application forms submitted to request this letter and all correspondence with the Internal Revenue Service regarding your application for a determination letter in your permanent records.  You must retain this information to preserve your reliance on this letter.

Continued qualification of the plan under its present form will depend on its effect in operation.  See section 1.401-1(b)(3) of the Income Tax Regulations.  We will review the status of the plan in operation periodically.

The enclosed Publication 794 explains the significance and the scope of this favorable determination letter based on the determination requests selected on your application forms.  Publication 794 describes the information that must be retained to have reliance on this favorable determination letter.  The publication also provide examples of the effect of a plan’s operation on its qualified status and discusses the reporting requirements for qualified plans.  Please read Publication 794.

This letter relates only to the status of your plan under the Internal Revenue Code.  It is not a determination regarding the effect of other federal or local statutes.

This determination letter is applicable for the amendment(s) executed on 12-31-2002.

This determination letter is also applicable for the amendment(s) dated on 03-26-2003.

This determination letter is applicable for the plan adopted on 11-08-2002.

This letter considers the changes in qualification requirements made by the Uruguay Round Agreements Act, Pub. L.
103-465, the Small Business Job Protection Act of 1996, Pub. L. 104-188, the Uniformed Services Employment and Reemployment Rights Act of 1994, Pub. L. 103-353, the Taxpayer Relief Act of 1997, Pub. L. 105-34, the Internal Revenue Service Restructuring and Reform Act of 1998, Pub. L. 105-206, and the Community Renewal Tax Relief Act of 2000, Pub. L. 106-554.

This letter may not be relied on with respect to whether the plan satisfies the requirements of section 401(a) of the Code, as amended by the Economic Growth and Tax Relief Reconciliation Act of 2001, Pub. L. 107-16.

The requirement for employee benefits plans to file summary plan descriptions (SPD) with the U.S. Department of Labor was eliminated effective August 5, 1997.  For more details, call 1-800-998-7542 for a free copy of the SPD card.

We have sent a copy of this letter to your representative as indicated in the power of attorney.

If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

Sincerely yours,

/s/ Paul T. Shultz
Paul T. Shultz
Director,
Employee Plans Rulings & Agreements

Enclosures:

Publication 794

INTERNAL REVENUE SERVICE P. O. BOX 2508 CINCINNATI, OH 45201	DEPARTMENT OF THE TREASURY
Date: October 08, 2003	Employer Identification Number: 04-2297459
TYCO INTERNATIONAL INC C/O KRISTINA HANSEN WARDWELL GOODWIN PROCTER LLP EXCHANGE PL FLR 21 BOSTON, MA 02109-0000	DLN: 17007168002033 Person to Contact: MICHAEL EDWARDS ID# 11626 Contact Telephone Number: (877) 829-5500 Plan Name: TYCO INTERNATIONAL INC RETIREMENT SAVINGS AND INVESTMENT PLAN V Plan Number: 031

Dear Applicant:

We have made a favorable determination on the plan identified above based on the information you have supplied.  Please keep this letter, the application forms submitted to request this letter and all correspondence with the Internal Revenue Service regarding your application for a determination letter in your permanent records.  You must retain this information to preserve your reliance on this letter.

Continued qualification of the plan under its present form will depend on its effect in operation.  See section 1.401-1(b)(3) of the Income Tax Regulations.  We will review the status of the plan in operation periodically.

The enclosed Publication 794 explains the significance and the scope of this favorable determination letter based on the determination requests selected on your application forms.  Publication 794 describes the information that must be retained to have reliance on this favorable determination letter.  The publication also provide examples of the effect of a plan’s operation on its qualified status and discusses the reporting requirements for qualified plans.  Please read Publication 794.

This letter relates only to the status of your plan under the Internal Revenue Code.  It is not a determination regarding the effect of other federal or local statutes.

This determination letter is applicable for the amendment(s) executed on 12-31-2002.

This determination letter is also applicable for the amendment(s) dated on 03-26-2003.

This determination letter is applicable for the plan adopted on 11-08-2002.

This letter considers the changes in qualification requirements made by the Uruguay Round Agreements Act, Pub. L.
103-465, the Small Business Job Protection Act of 1996, Pub. L. 104-188, the Uniformed Services Employment and Reemployment Rights Act of 1994, Pub. L. 103-353, the Taxpayer Relief Act of 1997, Pub. L. 105-34, the Internal Revenue Service Restructuring and Reform Act of 1998, Pub. L. 105-206, and the Community Renewal Tax Relief Act of 2000, Pub. L. 106-554.

This letter may not be relied on with respect to whether the plan satisfies the requirements of section 401(a) of the Code, as amended by the Economic Growth and Tax Relief Reconciliation Act of 2001, Pub. L. 107-16.

The requirement for employee benefits plans to file summary plan descriptions (SPD) with the U.S. Department of Labor was eliminated effective August 5, 1997.  For more details, call 1-800-998-7542 for a free copy of the SPD card.

We have sent a copy of this letter to your representative as indicated in the power of attorney.

TYCO INTERNATIONAL INC

If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

Sincerely yours,

/s/ Paul T. Shultz
Paul T. Shultz
Director,
Employee Plans Determinations Redesign

Enclosures:

Publication 794

Ms. Rosa M. Lázaro
O’Neill & Borges
American International Plaza, Eighth Floor
250 Muñoz Rivera Avenue
San Juan, Puerto Rico  00918-1808

Effective Date	:	February 28, 1998

Name of Plan	:	Tyco International (US), Inc.
Retirement Savings and Investment
Plan VI (Puerto Rico) (Section 1165(e))

Dear Ms. Lázaro:

It is the opinion of this Department, based upon the evidence submitted, that the above plan meets the requirements of Section 1165(a) of our Puerto Rico Internal Revenue Code of 1994, as amended (Code) and that the trust established thereunder will be entitled to exemption from local income taxes.  According to Article 1165-1(a)(4) of the Regulations issued under the Code “The law is concerned not so much with the form of any plan as it is with its effect in operation”.

The trust, being exempt under Section 1165(a) of our Code, is subject to the provisions of Section 1404, relating to tax on unrelated business income, as defined in Section 1405, of said Code.  It is also required to file an annual return, on the enclosed Form 480.70(OE), stating specifically the items of gross income, receipts and disbursements connected thereto, and any other pertinent information.

The contributions made by the employer, pursuant to the terms of the plan, will be subject to the conditions and limitations of Section 1023(n)(1) of the Code.  The deductibility of such contributions will be verified upon examination of the employer’s return.

The information required by Article 1023(n)-2 of the Regulations under the Code must be submitted annually with the employer’s and trust’s return.  However, if in a particular taxable year said information has been filed by the employer and he so notifies the trustee, the trustee, in lieu of the information required under Article 1023(n)-2, may file with the Secretary of the Treasury the following information:  (1) the names and addresses of the parties to the trust agreement and the date thereof; (2) the taxable year involved; (3) a copy of the notification from the employer with respect to the filing of such information; and (4) a request for exemption of the trust under Section 1165(a).

Any amendment to the plan must be notified immediately to this Department in order to determine its tax effect.  Moreover, this Department must be notified immediately in the event of suspension or discontinuance of contributions by the employer, or termination of the plan (or trust).

TYCO INTERNATIONAL INC

Act No. 82 of August 14, 1997 amended Section 1165(b) of the Code to require the withholding of tax at source in total distributions made by a qualified trust within a single taxable year, due to the employee’s separation from his service, in the amount which exceeds the taxed amount contributed by the employee.  Enclosed is Bulletin No. 97-13 in relation to the aforesaid law.

Please be advised that the terms of this ruling are applicable to the following corporations which are signatory to the trust:

CORPORATION		ACCOUNT NUMBER
1.	Davis & Geck, Inc.	22-1958285
2.	Davis & Geck Limited	66-0555948

No opinion is expressed as to the tax treatment of the above transactions under any other provision of the Code (and the regulations thereunder) that may also be applicable thereto, or to the tax treatment of any condition existing at the time of the transactions, or any effect resulting therefrom, that is not specifically covered by this ruling.  The opinion expressed herein shall be valid only upon the continued existence of the facts as submitted for our consideration.

Remember, Hacienda is at your service.

Cordially,

/s/ Dalia M. Vélez Irizarry
Dalia M. Vélez Irizarry
Chief,
Pension Plan Section